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                                                                   EXHIBIT  23.1



                        Consent of Independent Auditors


  We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-06007, Form S-8 No. 333-08323, Form S-3 No. 33-53252, Form
  S-3 No. 33-34303, Form S-3 No. 33-35301, Form S-3 No. 33-41916, Form S-3 No.
  33-82618, Form S-3 No. 33-63841, Form S-8 No. 33-34304, Form S-8 No. 33-60969
  and Form S-8 No. 33-63537) of National Media Corporation and in the related Prospectuses of our report dated July 14, 1997, with respect to the consolidated financial statements and schedule of National Media Corporation included in this Annual Report (Form 10-K) for the year ended March 31, 1997.

                                      Ernst & Young LLP


  Philadelphia, Pennsylvania
  July 14, 1997